ARTICLES SUPPLEMENTARY
                                     TO THE
                      ARTICLES OF INCORPORATION (CHARTER)
                                       OF
                         TEXAS CAPITAL VALUE FUNDS, INC.

     Articles Supplementary dated August 19, 1999, supplementing the Charter of TEXAS CAPITAL VALUE FUNDS, INC., a Maryland Corporation, as heretofore amended.

                                   ARTICLE I

TEXAS CAPITAL VALUE FUNDS, INC.,  pursuant to the provisions of its Charter and
Section 2-208 of the Maryland General Corporation Law, hereby files Articles Supplementary for record evidencing the classification of 25,000,000 shares of unissued stock into a new class designated as the BEAR 500 PORTFOLIO.

                                   ARTICLE II

         Section 2.1  DESCRIPTION OF STOCK.  Without  limiting the authority of the Board of Directors, as set forth in the Charter to which these supplementary articles apply, to establish and designate any further classes of stock, there is hereby established and designated the third class of stock in addition to the two classes already established and designated as the VALUE & GROWTH PORTFOLIO, and the MID-CAP FOCUS PORTFOLIO. Such third class of stock shall be designated the BEAR 500 PORTFOLIO and shall have the relative preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as are described in Article VI of the Articles of Incorporation of the TEXAS CAPITAL VALUE FUNDS, INC.

         Section 2.2 STATEMENT OF AUTHORITY. The stock comprising the third class of stock of the TEXAS CAPITAL VALUE FUNDS, INC., has been classified by the Board of Directors of TEXAS CAPITAL VALUE FUNDS, INC., under the authority contained in Article VI of the Charter of the TEXAS CAPITAL VALUE FUNDS, INC., by vote duly adopted at a meeting of the Board of Directors on August 19, 1999.

IN WITNESS WHEREOF, TEXAS CAPITAL VALUE FUNDS, INC. has caused these Articles Supplementary to be executed by its President and attested by its Secretary thereunto duly authorized as of the day and year first above written.

ATTEST: 							TEXAS CAPITAL VALUE FUNDS, INC.


By:/s/ Brian T. Bares                      BY: /S/ Mark A. Coffelt
   ------------------------                     ----------------------------
   Brian T. Bares                               Mark A. Coffelt
   Secretary                                    President

                                  CERTIFICATE

   The undersigned MARK A. COFFELT, President of TEXAS CAPITAL VALUE FUNDS, INC., who executed this on behalf of said corporation the foregoing Articles Supplementary, of which this Certificate is made a part, hereby acknowledges, in the name of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and certifies that, to the best of his knowledge, information and belief, that matters and facts set below therein with respect to the approval thereof are true in all material respects, under penalties of perjury.



                                             TEXAS CAPITAL VALUE FUNDS, INC.



                                             /S/ MARK A. COFFELT
                                             ---------------------------------
                                             MARK A. COFFELT
                                             President